Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the KKR Credit Opportunities Portfolio, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the KKR Credit Opportunities Portfolio for the year ended October 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the KKR Credit Opportunities Portfolio for the stated period.

/s/ Eric Mogelof	/s/ Thomas Murphy
Eric Mogelof	Thomas Murphy
President	Treasurer, Chief Accounting Officer & Chief Financial Officer
KKR Credit Opportunities Portfolio	KKR Credit Opportunities Portfolio

Dated: December 22, 2023	Dated: December 22, 2023

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by KKR Credit Opportunities Portfolio for purposes of Section 18 of the Securities Exchange Act of 1934.